November 9, 2012

Cytosorbents Corporations

7 Deer Park Drive, Suite K

Monmouth Junction, New Jersey 08852

Gentlemen:

We are acting as counsel for Cytosorbents Corporation., a Nevada company (the “Company”), in connection with the Registration Statement on Form S-1 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to:  (a) the issuance and sale by the parties listed as selling stockholders in the Registration Statement (“Selling Stockholders”) of 39,634,615 shares of common stock of the Company, par value per share $0.001 (the “Common Stock”), in the offering described in the Registration Statement (the “Shares””).

We have reviewed and are familiar with such documents, certificates, corporate proceedings and other materials, and have reviewed such questions of law, as we have considered relevant or necessary as a basis for this opinion.  Based upon the foregoing, we are of the opinion that:  (a) the Shares have been duly authorized, validly issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Nevada of the United States. This opinion opines upon Nevada law, including the statutory provisions, all applicable provisions of the statutes and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Interest Of Named Experts And Counsel” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

By:	/s/ Anslow & Jaclin, LLP
ANSLOW & JACLIN, LLP

195 Route 9 South, 2nd Floor, Manalapan, NJ 07726 Tel 732 409 1212 Fax 732 577 1188

475 Park Avenue South, 28th Fl., New York, NY 10016 Tel 646 588 5195 Fax 732 577 1188

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